Exhibit 99.1

OpenTable, Inc. Announces Third Quarter Financial Results

-- Increases Revenue by 18% over Q3 2012 to $46.7 Million --

-- Grows Seated Diners by 30% over Q3 2012 --

-- Achieves EPS of $0.32 and Non-GAAP EPS of $0.50 --

SAN FRANCISCO, Nov. 5, 2013 /PRNewswire/ -- OpenTable, Inc. (NASDAQ: OPEN), the world's leading provider of online restaurant reservations, today reported its financial results for the third quarter ended September 30, 2013.

(Logo: http://photos.prnewswire.com/prnh/20110606/MM07085LOGO )

OpenTable reported consolidated net revenues for Q3 2013 of $46.7 million, an 18% increase over Q3 2012. Consolidated net income for Q3 2013 was $7.6 million, or $0.32 per diluted share. Non-GAAP consolidated net income for Q3 2013, which excludes tax-affected stock-based compensation expense, tax-affected acquisition-related expenses and tax-affected amortization of acquired intangibles, was $12.1 million, or $0.50 per diluted share.

OpenTable provides operating results by geography as the Company is at different stages of development in its North America and International operations. North America operations include for the first time revenue from Rezbook, a recent acquisition which closed on July 31, 2013.

North America Results

  Installed restaurant base as of September 30, 2013, totaled 23,287, a 23% increase over September 30, 2012.
  Seated diners totaled 35.2 million, a 28% increase over Q3 2012.
  Revenues totaled $40.6 million, an 18% increase over Q3 2012.
  Non-GAAP adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock-based compensation and acquisition-related expenses) totaled $20.4 million, or 50% of North America revenues, a 15% increase over Q3 2012.
  In Q3 2013, Rezbook contributed 2,398 restaurants, approximately 773,000 seated diners and $0.5 million of revenue.

International Results

  Installed restaurant base as of September 30, 2013, totaled 7,677, a 4% increase over September 30, 2012.
  Seated diners totaled 3.4 million, a 46% increase over Q3 2012.
  Revenues totaled $6.1 million, a 16% increase over Q3 2012.
  Non-GAAP adjusted EBITDA totaled a loss of $0.4 million compared to a loss of $0.3 million in Q3 2012.

"During the third quarter, we marked a significant milestone in seating our half billionth cumulative diner and we're pleased with the strong year-over-year seated diner growth in both our North America and International business," said Matt Roberts, President and CEO of OpenTable. "We're also excited to see that 41% of our seated diners booked via their mobile devices. Mobile continues to be a strategic focus area for us and we believe it will ultimately account for the majority of our seated diners."

Q3 2013 Consolidated Financial and Operating Summary

  Installed restaurant base as of September 30, 2013, totaled 30,964, a 17% increase over September 30, 2012.
  Seated diners totaled 38.5 million, a 30% increase over Q3 2012.
  Total revenues were $46.7 million in Q3 2013, up 18% over Q3 2012 revenues of $39.7 million.
    Reservation revenues were $27.8 million in Q3 2013, up 27% over Q3 2012 revenues of $21.9 million.  Reservation revenues primarily increased as a result of the increase in seated diners.  In Q3 2013, Rezbook contributed $0.1 million to reservation revenues.
    Subscription revenues were $15.8 million in Q3 2013, up 11% over Q3 2012 revenues of $14.3 million.  Subscription revenues primarily increased as a result of the increase in installed restaurants using our Electronic Reservation Book solution.  In Q3 2013, Rezbook contributed $0.4 million to subscription revenues.
    Other revenues were $3.0 million in Q3 2013, down 15% over Q3 2012 revenues of $3.6 million.  The decrease is primarily due to the change in the pricing of our promotional products from a flat rate to a pay-for-performance model, which is now classified as Reservation revenues.
  Total costs and expenses were $36.5 million in Q3 2013, up 19% over Q3 2012 costs and expenses of $30.6 million.  The increase was driven by increases in marketing expense, headcount-related expense, professional services and amortization of intangibles and capitalized development.
  Total operating income was $10.2 million in Q3 2013 compared to $9.2 million in Q3 2012.  Non-GAAP consolidated operating income, excluding stock-based compensation expense, acquisition-related expenses and amortization of acquired intangibles, was $16.7 million in Q3 2013 compared to $15.2 million in Q3 2012.
  Q3 2013 GAAP income tax expense was $2.6 million, or a 25% tax rate.  In Q3 2013, the Company benefitted from certain discrete items in its tax provision which resulted in a $1.1 million, or $0.05 per diluted share, reduction in Q3 income tax expense.
  Consolidated net income was $7.6 million, or $0.32 per diluted share, in Q3 2013 compared to $5.9 million, or $0.26 per diluted share, in Q3 2012.  Non-GAAP consolidated net income, which excludes tax-affected stock-based compensation expense, tax-affected acquisition-related expenses and tax-affected amortization of acquired intangibles, was $12.1 million, or $0.50 per diluted share, in Q3 2013 compared to $9.7 million, or $0.42 per diluted share, in Q3 2012.
  As of September 30, 2013, OpenTable had cash and cash equivalents and short-term investments of $102.8 million.

"During the third quarter the business continued to deliver solid operating metrics, adjusted EBITDA margins and cash flows even as we invest for the future," said Duncan Robertson, CFO of OpenTable.

Business Outlook

As of today, OpenTable is providing guidance for Q4 2013 and the full year 2013 on revenue, non-GAAP adjusted EBITDA and other consolidated metrics. International segment guidance has been updated to reflect current foreign exchange rates.

Q4 2013 Guidance:

  In the North America segment the Company estimates revenue to be in the range of $43.1 million to $44.1 million and non-GAAP adjusted EBITDA to be in the range of $22.1 million $23.1 million.
  In the International segment the Company estimates revenue to be in the range of $7.6 million to $8.0 million and non-GAAP adjusted EBITDA to be in the range of a loss of $0.2 million to income of $0.2 million.
  On a consolidated basis the Company estimates revenue to be in the range of $50.7 million to $52.1 million, non-GAAP adjusted EBITDA to be in the range of $21.9 million to $23.3 million, GAAP EPS to be in the range of $0.33 to $0.37 and non-GAAP EPS to be in the range of $0.49 to $0.53.

Full Year 2013 Guidance:

  In the North America segment the Company estimates revenue to be in the range of $162.9 million to $163.9 million and non-GAAP adjusted EBITDA to be in the range of $83.5 million to $84.5 million.
  In the International segment the Company estimates revenue to be in the range of $25.6 million to $26.0 million and non-GAAP adjusted EBITDA loss to be in the range of $2.3 million to $2.7 million.
  On a consolidated basis the Company estimates revenue to be in the range of $188.5 million to $189.9 million, non-GAAP adjusted EBITDA to be in the range of $80.8 million to $82.2 million, GAAP EPS to be in the range of $1.29 to $1.33 and non-GAAP EPS to be in the range of $1.94 to $1.98.

Quarterly Conference Call

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET and will be available through November 30, 2013, at http://investors.opentable.com/events.cfm. This call may contain forward-looking statements and other material information regarding the Company's financial and operating results.

About Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures. Tables are provided in the press release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables below include all information reasonably available to the Company at the date of this press release and adjustments that the Company can reasonably predict. Events that could cause the reconciliation to change include, but are not limited to, acquisitions and divestitures of businesses, goodwill and other asset impairments, and sales of available-for-sale debt securities and other investments.

The non-GAAP financial measures in this press release include non-GAAP consolidated net income and the related per diluted share amounts, non-GAAP consolidated operating income and non-GAAP adjusted EBITDA. Non-GAAP financial measure adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation and acquisition-related expenses.

To supplement the Company's consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. Management believes it is useful to exclude stock-based compensation, acquisition-related expenses and amortization of acquired intangibles because they do not reflect the underlying performance of the Company's business operations. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results. The presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Background Information

The Company reports consolidated operations in U.S. dollars and operates in two geographic segments: North America and International. The North America segment is comprised of all operations in the United States, Canada and Mexico, and the International segment is comprised of all non-North America operations, which includes operations in Europe and Asia. The Company generates substantially all of its revenues from its restaurant customers. The Company's revenues primarily include monthly subscription fees, a fee for each restaurant guest seated through online reservations, and other revenue.

Forward-Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. These forward-looking statements include guidance for Q4 2013 and the full year 2013, quotations from management in this press release, and statements regarding the Company's strategic and operational plans. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, among others, the Company's ability to accurately forecast revenues and expenses; worldwide economic conditions; the Company's ability to maintain an adequate rate of growth; the Company's ability to effectively manage its growth; the Company's ability to attract new restaurant customers; the Company's ability to increase the number of visitors to its websites and mobile applications and convert those visitors into diners; the Company's ability to retain existing restaurant customers and diners or encourage repeat reservations; the effects of increased competition; the Company's ability to successfully enter new markets and manage its international expansion; the impact of the fluctuations in currency exchange rates; the Company's ability to successfully manage any acquisitions of businesses, solutions or technologies; interruptions in service and any related impact on the Company's reputation; costs associated with defending intellectual property infringement and other claims; and the impact of natural catastrophic events. More information about potential factors that could affect the Company's business and financial results is contained in the Company's annual report on Form 10-K for the year ended December 31, 2012 and the Company's other filings with the SEC. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

About OpenTable, Inc.

OpenTable is the world's leading provider of online restaurant reservations, seating over 12 million diners per month via online bookings across more than 30,000 restaurants. The OpenTable network connects restaurants and diners, helping diners discover and book the perfect table and helping restaurants deliver personalized hospitality to keep guests coming back. The OpenTable service enables diners to see which restaurants have available tables, select a restaurant based on verified diner reviews, menus and other helpful information, and easily book a reservation. In addition to the Company's website and mobile apps, OpenTable powers online reservations for nearly 600 partners, including many of the Internet's most popular global and local brands. For restaurants, the OpenTable hospitality solutions enable them to manage their reservation book, streamline their operations and enhance their service levels. Since its inception in 1998, OpenTable has seated more than 530 million diners around the world. The Company is headquartered in San Francisco, California, and the OpenTable service is available throughout the United States, as well as in Canada, Germany, Japan, Mexico and the UK. OpenTable also owns and operates toptable, the leading consumer destination site for restaurant reservations in the UK. More information is available on http://www.opentable.com.

OpenTable, OpenTable.com, OpenTable logos, toptable and other service names are the trademarks of OpenTable, Inc. and/or its affiliates.

OPENTABLE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2013	2012
	(In thousands)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$ 90,467	$ 102,772
Short-term investments	12,283	733
Accounts receivable, net	22,807	22,015
Prepaid expenses and other current assets	7,024	2,924
Deferred tax asset	17,210	14,353

Total current assets	149,791	142,797

Property, equipment and software, net	29,854	21,271
Goodwill	69,798	46,304
Intangibles, net	21,454	15,226
Deferred tax asset	14,724	10,628
Other assets	894	1,021

TOTAL ASSETS	$ 286,515	$ 237,247

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$ 9,842	$ 13,847
Accrued compensation	5,968	5,167
Deferred revenue	2,003	1,563
Deferred tax liability	49	107
Dining rewards payable	35,165	27,611
Total current liabilities	53,027	48,295

Deferred revenue — non-current	1,922	2,054
Deferred tax liability	3,673	3,268
Income tax liability	14,737	15,639
Other long-term liabilities	3,248	76

Total liabilities	76,607	69,332

STOCKHOLDERS' EQUITY:
Common stock	2	2
Additional paid-in capital	254,204	211,408
Treasury stock	(74,247)	(50,685)
Accumulated other comprehensive income	549	861
Retained earnings	29,400	6,329

Total stockholders' equity	209,908	167,915

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 286,515	$ 237,247

OPENTABLE, INC.
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(In thousands, except per share amounts)

REVENUES	$ 46,693	$ 39,738	$ 137,759	$ 118,665

COSTS AND EXPENSES:
Operations and support (1)	12,829	10,544	35,650	31,402
Sales and marketing (1)	10,070	8,216	29,527	25,559
Technology (1)	5,194	3,741	14,305	10,599
General and administrative (1)	8,385	8,072	25,075	25,673

Total costs and expenses	36,478	30,573	104,557	93,233

Income from operations	10,215	9,165	33,202	25,432
Other income, net	(30)	36	(19)	66

Income before taxes	10,185	9,201	33,183	25,498
Income tax expense	2,571	3,253	10,112	8,989

NET INCOME	$ 7,614	$ 5,948	$ 23,071	$ 16,509

Net income per share:
Basic	$ 0.33	$ 0.26	$ 1.01	$ 0.73
Diluted	$ 0.32	$ 0.26	$ 0.97	$ 0.71

Weighted average shares outstanding:
Basic	23,093	22,641	22,953	22,585
Diluted	24,043	23,261	23,868	23,188

(1) Stock-based compensation included in above line items:
Operations and support	$ 261	$ 332	$ 507	$ 966
Sales and marketing	997	1,290	2,703	4,046
Technology	1,535	1,020	3,765	2,184
General and administrative	1,877	2,268	5,566	8,891
	$ 4,670	$ 4,910	$ 12,541	$ 16,087

Other Operational Data:
Installed restaurants (at period end):
North America	23,287	18,975	23,287	18,975
International	7,677	7,385	7,677	7,385
Total	30,964	26,360	30,964	26,360

Seated diners (in thousands):
North America	35,150	27,438	104,373	83,192
International	3,364	2,302	9,723	6,800
Total	38,514	29,740	114,096	89,992

Headcount (at period end):
North America	438	425	438	425
International	166	162	166	162
Total	604	587	604	587

Additional Financial Data:
Revenues:
North America
Reservation	$ 23,768	$ 19,193	$ 71,012	$ 58,128
Subscription	13,910	12,510	40,098	36,675
Other	2,933	2,789	8,672	7,884
Total North America Revenues	$ 40,611	$ 34,492	$ 119,782	$ 102,687
International
Reservation	$ 4,080	$ 2,718	$ 11,578	$ 8,421
Subscription	1,900	1,754	5,447	5,056
Other	102	774	952	2,501
Total International Revenues	6,082	5,246	17,977	15,978
Total Revenues	$ 46,693	$ 39,738	$ 137,759	$ 118,665

Income (loss) from operations:
North America	$ 12,028	$ 11,581	$ 39,839	$ 32,935
International	(1,813)	(2,416)	(6,637)	(7,503)
Total	$ 10,215	$ 9,165	$ 33,202	$ 25,432

Depreciation and amortization:
North America	$ 3,734	$ 1,912	$ 9,419	$ 5,460
International	1,035	1,455	3,010	4,213
Total	$ 4,769	$ 3,367	$ 12,429	$ 9,673

Stock-based compensation:
North America	$ 4,297	$ 4,221	$ 11,407	$ 14,447
International	373	689	1,134	1,640
Total	$ 4,670	$ 4,910	$ 12,541	$ 16,087

OPENTABLE, INC.
RECONCILIATION OF GAAP TO NON-GAAP OPERATING RESULTS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(In thousands, except per share amounts)

Non-GAAP consolidated net income per share:
GAAP net income "as reported"	$ 7,614	$ 5,948	$ 23,071	$ 16,509
Add back: stock-based compensation expense	4,670	4,910	12,541	16,087
Income tax effect of stock-based compensation	(1,421)	(1,996)	(3,956)	(6,298)
Add back: acquisition-related expenses	334	53	751	104
Income tax effect of acquisition-related expenses	(127)	(21)	(282)	(40)
Add back: amortization of acquired intangibles	1,488	1,089	3,604	3,038
Income tax effect of amortization of intangibles	(507)	(311)	(1,031)	(826)

NON-GAAP CONSOLIDATED NET INCOME	$ 12,051	$ 9,672	$ 34,698	$ 28,574

Non-GAAP diluted net income per share	$ 0.50	$ 0.42	$ 1.45	$ 1.23

Weighted average diluted shares outstanding	24,043	23,261	23,868	23,188

Non-GAAP consolidated operating income:
GAAP income from operations "as reported"	$ 10,215	$ 9,165	$ 33,202	$ 25,432
Add back: stock-based compensation expense	4,670	4,910	12,541	16,087
Add back: acquisition-related expenses	334	53	751	104
Add back: amortization of acquired intangibles	1,488	1,089	3,604	3,038

NON-GAAP OPERATING INCOME	$ 16,707	$ 15,217	$ 50,098	$ 44,661

North America Adjusted EBITDA:
GAAP operating income "as reported"	$ 12,028	$ 11,581	$ 39,839	$ 32,935

Adjustments:
Stock-based compensation expense	4,297	4,221	11,407	14,447
Acquisition-related expense	334	53	751	104
Amortization of acquired intangibles	1,129	201	2,529	377
Depreciation and other amortization expense	2,605	1,711	6,890	5,083

North America Adjusted EBITDA	$ 20,393	$ 17,767	$ 61,416	$ 52,946

International Adjusted EBITDA:
GAAP operating loss "as reported"	$ (1,813)	$ (2,416)	$ (6,637)	$ (7,503)

Adjustments:
Stock-based compensation expense	373	689	1,134	1,640
Amortization of acquired intangibles	359	888	1,075	2,661
Depreciation and other amortization expense	676	567	1,935	1,552

International Adjusted EBITDA	$ (405)	$ (272)	$ (2,493)	$ (1,650)

Consolidated Adjusted EBITDA:
GAAP operating income "as reported"	$ 10,215	$ 9,165	$ 33,202	$ 25,432

Adjustments:
Stock-based compensation expense	4,670	4,910	12,541	16,087
Acquisition-related expense	334	53	751	104
Amortization of acquired intangibles	1,488	1,089	3,604	3,038
Depreciation and other amortization expense	3,281	2,278	8,825	6,635

Consolidated Adjusted EBITDA	$ 19,988	$ 17,495	$ 58,923	$ 51,296

OPENTABLE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FORWARD-LOOKING GUIDANCE

	Forward-Looking Guidance
	Three Months Ending		Twelve Months Ending
	December 31, 2013		December 31, 2013
	Range of Estimate		Range of Estimate
	From	To	From	To
	(In thousands, except per share amounts)

Non-GAAP consolidated net income per share:
GAAP net income	$ 7,964	$ 8,846	$ 31,013	$ 31,895
Add back: stock-based compensation expense	4,367	4,367	16,908	16,908
Income tax effect of stock-based compensation	(1,190)	(1,190)	(5,146)	(5,146)
Add back: acquisition-related expenses	-	-	751	751
Income tax effect of acquisition-related expenses	-	-	(282)	(282)
Add back: amortization of acquired intangibles	1,281	1,281	4,885	4,885
Income tax effect of amortization of intangibles	(481)	(481)	(1,512)	(1,512)

NON-GAAP CONSOLIDATED NET INCOME	$ 11,941	$ 12,823	$ 46,617	$ 47,499

GAAP diluted net income per share	$ 0.33	$ 0.37	$ 1.29	$ 1.33
Non-GAAP diluted net income per share	$ 0.49	$ 0.53	$ 1.94	$ 1.98

Weighted average diluted shares outstanding	24,200	24,200	24,000	24,000

North America Adjusted EBITDA:
GAAP operating income	$ 14,000	$ 15,000	$ 53,824	$ 54,824

Adjustments:
Stock-based compensation expense	3,888	3,888	15,295	15,295
Acquisition-related expense	-	-	751	751
Amortization of acquired intangibles	1,281	1,281	3,810	3,810
Depreciation and other amortization expense	2,931	2,931	9,820	9,820

North America Adjusted EBITDA	$ 22,100	$ 23,100	$ 83,500	$ 84,500

International Adjusted EBITDA:
GAAP operating loss	$ (1,396)	$ (996)	$ (8,040)	$ (7,640)

Adjustments:
Stock-based compensation expense	479	479	1,613	1,613
Amortization of acquired intangibles	-	-	1,075	1,075
Depreciation and other amortization expense	717	717	2,652	2,652

International Adjusted EBITDA	$ (200)	$ 200	$ (2,700)	$ (2,300)

Consolidated Adjusted EBITDA:
GAAP operating income "as reported"	$ 12,604	$ 14,004	$ 45,784	$ 47,184

Adjustments:
Stock-based compensation expense	4,367	4,367	16,908	16,908
Acquisition-related expense	-	-	751	751
Amortization of acquired intangibles	1,281	1,281	4,885	4,885
Depreciation and other amortization expense	3,648	3,648	12,472	12,472

Consolidated Adjusted EBITDA	$ 21,900	$ 23,300	$ 80,800	$ 82,200

CONTACT: Investor Relations, 415-344-6520, investors@opentable.com or Media Relations, 415-344-4275, pr@opentable.com